                                                                 EXHIBIT 16

                             TARGET PORTFOLIO TRUST

                                     EXHIBIT
                           AVERAGE ANNUAL TOTAL RETURN
                                   CALCULATION

                                        n
                                  P (1+T) = ERV


                   Where:        P  = hypothetical initial payment of $1,000.

                                 T = average annual total return.

                                 n  = number of years

                             ERV = ending redeemable value.

                                                                    ONE YEAR ENDED                   SINCE INCEPTION TO
                                                                   DECEMBER 31, 1996                DECEMBER 31, 1996
                                                                   -----------------                -----------------

                                                                      NON-SUBSIDY            NON-SUBSIDY          SUBSIDY
                 PORTFOLIO                                             ADJUSTED                ADJUSTED          ADJUSTED
                 ---------                                             --------               --------           --------

All Portfolios except International          P         =              $1,000                   $1,000             $1,000
      Bond Portfolio (see below)             n         =                 1.0                      4.0                4.0

Large Capitalization Growth                 ERV        =              $1,193                   $1,423             $1,423
                                             T         =              19.29%                    9.16%              9.16%

Large Capitalization Value                  ERV        =              $1,174                   $1,555             $1,555
                                             T         =              17.39%                   11.61%             11.61%

Small Capitalization Growth                 ERV        =              $1,171                   $1,626             $1,623
                                             T         =              17.11%                   12.86%             12.84%

Small Capitalization Value                  ERV        =              $1,200                   $1,611             $1,609
                                             T         =              20.03%                   12.60%             12.58%

International Equity                        ERV        =              $1,135                   $1,667             $1,667
                                             T         =              13.53%                   13.58%             13.58%

Total Return Bond                           ERV        =              $1,040                   $1,266             $1,231
                                             T         =               3.97%                    6.45%              6.27%

Intermediate-Term Bond                      ERV        =              $1,042                   $1,266             $1,260
                                             T         =               4.17%                    6.03%              6.00%

Mortgage Backed Securities                  ERV        =              $1,045                   $1,279             $1,259
                                             T         =               4.50%                    6.31%              6.21%

                         -----------------------------------------------------------------------------------------------

International Bond                           P         =              $1,000                   $1,000             $1,000
                                             n         =                 1.0                      2.6                2.6
                                            ERV        =              $1,034                   $1,123             $1,102
                                             T         =               3.41%                    6.33%              6.21%

                              TARGET PORTFOLIO TRUST

                                     EXHIBIT
                             AGGREGATE TOTAL RETURN
                                   CALCULATION

                                  ERV - P
                         T  =   ------------
                                       P

               Where:  P  = hypothetical initial payment of $1,000.

                       ERV = ending redeemable value.

                       T = Aggregate total return.


                                                        One Year Ended              Since Inception to
                                                      DECEMBER 31, 1996            DECEMBER 31, 1996
                                                      -----------------            -----------------

                                                         NON-SUBSIDY           NON-SUBSIDY         SUBSIDY
                 PORTFOLIO                                 ADJUSTED              ADJUSTED          ADJUSTED
                 ---------                                 --------              --------          --------

All Portfolios                        P      =             $1,000                $1,000            $1,000


Large Capitalization Growth          ERV     =             $1,211                $1,506            $1,506
                                      T      =              21.09%                50.55%            50.55%

Large Capitalization Value           ERV     =             $1,192                $1,645            $1,645
                                      T      =              19.17%                64.51%            64.51%

Small Capitalization Growth          ERV     =             $1,189                $1,720            $1,718
                                      T      =              18.88%                71.96%            71.84%

Small Capitalization Value           ERV     =             $1,218                $1,704            $1,703
                                      T      =              21.75%                70.40%            70.29%

International Equity                 ERV     =             $1,153                $1,764            $1,764
                                      T      =              15.25%                76.35%            76.35%

International Bond                   ERV     =             $1,045                $1,206            $1,203
                                      T      =               4.45%                20.62%            20.27%

Total Return Bond                    ERV     =             $1,050                $1,335            $1,326
                                      T      =               5.02%                33.53%            32.62%

Intermediate-Term Bond               ERV     =             $1,052                $1,315            $1,313
                                      T      =               5.22%                31.45%            31.32%

Mortgage Backed Securities           ERV     =             $1,056                $1,328            $1,323
                                      T      =               5.56%                32.81%            32.29%

